Exhibit (b)(10)(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


   MARY JANE WILSON-BILIK
   DIRECT LINE: 202.383.0660
   Internet: mjwilson-bilik@sablaw.com





                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

                                  April 29, 2002


Board of Directors
Conseco Variable Insurance Company
11815 N. Pennsylvania Street
Carmel, Indiana 46032-4572



Directors:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information for certain individual flexible purchase payment deferred variable annuity contracts filed as part of post-effective amendment number 16 to the registration statement on Form N-4 for Conseco Advisor Variable Annuity Account (File Nos. 333-03093; 811-07615). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  Very Truly Yours,

                                  SUTHERLAND ASBILL & BRENNAN LLP


                                  By:   /s/ MARY JANE WILSON-BILIK
                                       -------------------------------------
                                        Mary Jane Wilson-Bilik